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                                                                   Exhibit 10.10

                                PROMISSORY NOTE

                        $275,000 Fort Lauderdale, Florida
                                 June 30, 2000

         FOR VALUE RECEIVED, the undersigned promises to pay, in lawful money of the United States of America, to the order of A.U.W, Inc. as Trustee, (hereinafter referred to as the Holder) at 4950 West Prospect Road, Fort Lauderdale, Florida 33309, or at such other place as the Holder of this Note shall, in writing designate, the principal sum of TWO HUNDRED SEVENTY-FIVE THOUSAND ($275,000) DOLLARS. The Holder shall act as Trustee for the following:

                     AUW, Inc.                      $167,500
                     Gus Guilbert, Jr.                25,000
                     Phillip Adelstein                25,000
                     Steve Shnider                    32,500
                     Tammi Adelstein                  25,000
                                                   ---------
                                 Total              $275,000
                                                    ========


         This Note is collateralized by the "HOWDY DOODY" library owned by VIDKID DISTRIBUTION, INC., hereinafter referred to as the Maker and is due and payable on August 31, 2002, at which time the full amount of the principal shall become due. Note shall bear interest at an annual rate of 9.6% payable quarterly in the form of issuance of restricted shares of VIDKID common stock valued at $.25 per share, or cash, as determined by the board of directors in its sole discretion.

         This Note may be prepaid in whole or in part at any time without premium or penalty.

         The following events shall be "EVENTS OF DEFAULT":

                  (i) Failure to pay any part of principal falling due under this Note which non-payment continues for a period in excess of ten (10) days after written notice; or

                  (ii) The occurrence of a default of any terms, agreements, covenants or conditions of the aforesaid Agreement to Incorporate and Subscription Agreement.

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                  (iii) In the event the corporation becomes insolvent or
bankrupt or has an inability to pay its obligations.

         The occurrence of an EVENT OF DEFAULT shall authorize the Holder of this Note to declare the entire principal balance immediately due and payable in full and to exercise any and all other rights or remedies as provided by applicable law. This Note is to be construed and enforced according to the laws of the State of Florida.

         The Maker waives presentment, demand, protest or notice of protest and all requirements necessary to hold them liable as Makers. Failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any time and from time to time thereunder.

         The Maker further agrees to pay all principal due hereunder, costs of collection, including reasonable attorney's fees and costs of appeal, in case the principal of this Note is not paid when due, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

         During the period of any default under the terms of this Note, the interest rate on the entire indebtedness then outstanding shall be at the highest rate permitted under the laws of the State of Florida, computed from the date of notice of default and continuing until such default is cured.

         Total charges for interest and in the nature of interest, reserved, charged or taken hereunder or any documents executed in connection herewith shall not exceed the maximum amount allowed by applicable law, or any greater amount which may be charged under any amendments to applicable law, and any excess portion of such sums that may have been reserved, charged or taken shall be refunded to the Makers hereof, or any parties liable for such payment of the indebtedness evidenced by this Note. Such refund may be made by application of the excess portion against the sum due hereunder, but such crediting shall not cure or waive a default.

         This Note in the amount of TWO HUNDRED SEVENTY-FIVE THOUSAND ($275,000) DOLLARS supersedes any and all prior notes between the parties.

                                            VIDKID DISTRIBUTION, INC.


                                            By:
                                               ---------------------------------
                                               STEVEN ADELSTEIN, President

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                                     VIDKID

--------------------------------------------------------------------------------

                               LETTER OF AGREEMENT


September 30, 2000


A.U.W., Inc. as Trustee
4950 West Prospect Rd.
Fort Lauderdale, FL 33309

RE:   $275,000 Promissory Note Dated June 30, 2000


This Letter of Agreement shall serve as an Addendum to the above referenced note whereby both parties, A.U.W., Inc., the Holder and VidKid Distribution, Inc., the Maker, hereby acknowledge the extended due date of said note to be June 30, 2005. All other terms and conditions of said note remain in full force and effect.

Please execute where indicated below to accept the above stated.

Sincerely,

/s/ Steven Adelstein
----------------------
Steven Adelstein
President
                                                AGREED TO AND ACCEPTED BY:


                                                --------------------------------
                                                Gus A. Guilbert, Jr. Secretary
                                                A.U.W., Inc. as Trustee


                            VidKid Distribution, Inc.
       4950 West Prospectus Road, Fort Lauderdale, FL 33309, 954-745-0077
                                Fax 954-745-0078

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